Exhibit 1.1
Shares
ORION ENERGY SYSTEMS, INC.
Common Stock
UNDERWRITING AGREEMENT
December      , 2007
THOMAS WEISEL PARTNERS LLC
CANACCORD ADAMS INC.
PACIFIC GROWTH EQUITIES, LLC
c/o Thomas Weisel Partners LLC
     As Representative of the Several Underwriters,
One Montgomery Street
San Francisco, California 94104
     Dear Sirs:
     1. Introductory. Orion Energy Systems, Inc., a Wisconsin corporation (“Company”) proposes to issue and sell            shares of its common stock, no par value per share (“Securities”) and the shareholders listed in Schedule A1 hereto (“Covered Selling Shareholders”) and the shareholders listed in Schedule A2 hereto (“Other Selling Shareholders” and, together with the Covered Selling Shareholders, “Selling Shareholders”) propose severally to sell to the several Underwriters listed on Schedule B hereto (“Underwriters”) an aggregate of            outstanding shares of the Securities (such            shares of Securities being hereinafter referred to as the “Firm Securities”). The Company also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than            additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. As part of the offering contemplated by this Agreement, Thomas Weisel Partners LLC (acting in such capacity, the “Designated Underwriter”) has agreed to reserve out of the Firm Securities purchased by it under this Agreement, up to       shares, for sale to the Company’s directors, officers, employees and other parties associated with the Company (collectively, “Participants”), as set forth in the Final Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Share Program”). The Firm Securities to be sold by the Designated Underwriter pursuant to the Directed Share Program (the “Directed Shares”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Shares not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.
     2. Representations and Warranties of the Company and the Selling Shareholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:
     (i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-1 (No. 333-145569) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.
     As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.
     For purposes of this Agreement:
     “430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).
     “430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.
     “Act” means the Securities Act of 1933, as amended.
     “Applicable Time” means :00 p.m. (Eastern time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised Thomas Weisel Partners LLC (“Thomas Weisel”) that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).
     “Exchange Act” means the Securities Exchange Act of 1934.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Global Market (“Exchange Rules”).
     “Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.
     Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.
     (ii) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) on the date of this Agreement, at their respective Effective Times or issue dates and on each Closing Date, each Registration Statement, the Final Prospectus, any Statutory Prospectus, any prospectus wrapper and any Issuer Free Writing Prospectus complied or comply, and such documents and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Final Prospectus, any Statutory Prospectus, any prospectus wrapper or any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through Thomas Weisel specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.
     (iii) Ineligible Issuer Status. (a) At the time of initial filing of the Initial Registration Statement and (b) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (1) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (2) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.
     (iv) General Disclosure Package. As of the Applicable Time, neither (a) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the preliminary prospectus, dated November 29, 2007 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (b) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Thomas Weisel specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.
     (v) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies Thomas Weisel as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (a) the Company has promptly notified or will promptly notify Thomas Weisel and (b) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (vi) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Wisconsin, which, in the case of a corporation existing under the laws of the State of Wisconsin, which means that the Company has filed its most recent required annual report with the Wisconsin Department of Financial Institutions and has not filed articles of dissolution, except where the failure to be so duly qualified would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company has power and corporate authority to own its properties and conduct its business as described in the General Disclosure Package. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so duly qualified would not, individually or in the aggregate have a Material Adverse Effect.
     (vii) Subsidiaries. Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, which, in the case of a corporation existing under the laws of the State of Wisconsin, means such corporation has filed its most recent required annual report with the Wisconsin Department of Financial Institutions and has not filed articles of dissolution, with corporate, limited partnership, limited liability company or other similar power and authority to own its properties and conduct its business as described in the General Disclosure Package, except where the failure to be so duly qualified would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so duly qualified would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the General Disclosure Package all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
     (viii) Offered Securities. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package under the caption “Capitalization.” All outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus. The shareholders of the Company have no preemptive rights with respect to the Securities, and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.
     (ix) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

     (x) Registration Rights. Except as disclosed in the General Disclosure Package, (A) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and (B) any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5 hereof.
     (xi) Listing. The Offered Securities have been approved for listing on the NASDAQ Global Market, subject to notice of issuance.
     (xii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except (a) such as have been obtained, or made and such as may be required under state securities laws; (b) as may be required by the rules of the Financial Industry Regulatory Authority, Inc. (the “FINRA”) or (c) where the failure to obtain such consent, approval, authorization, order or filing would not, individually or in the aggregate, have a Material Adverse Effect.
     (xiii) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other material properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them.
     (xiv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (a) the charter or by-laws of the Company or any of its subsidiaries, (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (c) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except, in the case of clause (b) and (c), where such a breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.
     (xv) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.
     (xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, except where a failure to possess any such License would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.
     (xviii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would have a Material Adverse Effect.
     (xix) Intellectual Property. Each of the Company and its subsidiaries owns or has the valid right to use all patents, trademarks, service marks, trade names, trade dress, domain names, copyrights, licenses, trade secrets, inventions, technology, software, systems, know-how, confidential business information and other intellectual property and proprietary rights (collectively, “Intellectual Property Rights”) necessary for or otherwise material to the conduct of the business now conducted or proposed in the General Disclosure Package to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package or as would not, individually or in the aggregate, have a Material Adverse Effect, (a) to the knowledge of the Company, no third party has infringed, misappropriated, diluted or otherwise violated in any material respect any Intellectual Property rights of the Company or any of its subsidiaries, and no claims for any of the foregoing have been brought against any third party by the Company or its subsidiaries; (b) the Intellectual Property Rights owned by the Company and its subsidiaries and, to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, in each case, which Intellectual Property Rights are material to the business of the Company and its subsidiaries, have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding, investigation or claim challenging the validity, enforceability, scope, issuance/registration, use or ownership of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates, dilutes or otherwise violates in any material respect any Intellectual Property Rights of others, and neither the Company nor any of its subsidiaries has received any written notice of any such claim, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) none of the Intellectual Property Rights used by the Company or its subsidiaries in their businesses has been obtained or is being used by the Company or its subsidiaries in violation of any contractual obligation binding on the Company or any of its subsidiaries; and (e) each of the Company and its subsidiaries has taken commercially reasonable steps to maintain and protect all Intellectual Property Rights that are material to the conduct of its business, and to obtain proper ownership of all such Intellectual Property Rights developed for the Company or any of its subsidiaries by its employees or contractors.
     (xx) Environmental Laws. Except as disclosed in the General Disclosure Package, neither the Company nor any of its subsidiaries (a) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (b) owns or operates any real property contaminated with any substance that is subject to any environmental laws, (c) is liable for any off-site disposal or contamination pursuant to any environmental laws, or (d) is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would, individually or in the aggregate, have a Material Adverse Effect; and the Company is not aware of any pending investigation which is reasonably expected to lead to such a claim.
     (xxi) Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Material United States Federal Income Tax Considerations For Non-United States Holders Of Our Common Stock”, “Description of Capital Stock”, “Shares Eligible for Future Sale,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources” and “Related Party Transactions”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.
     (xxii) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.
     (xxiii) Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from sources that the Company believes to be reliable and accurate.
     (xxiv) Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package, the Company, its subsidiaries and the Company’s Board of Directors (the “Board”) are, or upon consummation of the Offered Securities will be, in compliance with Sarbanes-Oxley and all applicable Exchange Rules. Except as set forth in the General Disclosure Package, the Company maintains a system of internal controls, including disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls (“Internal Controls”) that are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. General Accepted Accounting Principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit and Finance Committee (the “Audit Committee”) of the Company’s Board in accordance with

Exchange Rules. Except as set forth in the General Disclosure Package, the Company has not publicly disclosed or reported to the Audit Committee or the Board, and within the next 135 days the Company does not reasonably expect to report to the Audit Committee or the Board, a significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), or any violation of, or failure to comply with, the Securities Laws, in each case which, if determined adversely, would have a Material Adverse Effect.
     (xxv) Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and to the Company’s knowledge, no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or contemplated.
     (xxvi) Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the financial statement schedules included in each Registration Statement present fairly the information required to be stated therein.
     (xxvii) No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the General Disclosure Package, and except as described in the General Disclosure Package, (a) there has been no change, nor to the best knowledge of the Company any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries, taken as a whole that is material and adverse, (b) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and (c) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries.
     (xxviii) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).
     (xxix) Directed Share Program. (a) the Registration Statement, the Prospectus and any preliminary prospectus comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (b) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities law and regulations of foreign jurisdictions in which the Directed

Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, any offered Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (a) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (b) a trade journalist or publication to write or publish favorable information about the Company or its products.
     (xxx) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Rules and Regulations to be described in the General Disclosure Package which is not do described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members required to be disclosed in the General Disclosure Package that are not so disclosed. The Company has not, in violation of the Sarbanes-Oxley Act, since the date of filing of the Registration Statement, directly or indirectly, including through a subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company.
     (xxxi) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) (a) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (b) has indicated to the Company that it is considering any of the actions described in Section 7(d)(ii) hereof.
     (b) Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters that:
     (i) Such Selling Shareholder has full right, power and authority to enter into this Agreement, the Power of Attorney and related Custody Agreement (as defined below) and to sell, assign, transfer and deliver the Offered Securities to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on each Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by such Selling Shareholder on such Closing Date.
     (ii) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement and the Additional Registration Statement (if any) did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. With respect to each Covered Selling Shareholder, the preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through Thomas Weisel specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof, and with respect to each Other Selling Shareholder, the preceding sentence only applies to statements in or omissions from any such document based upon written information furnished to the Company by such Other Selling Shareholder specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.
     (iii) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     (iv) Each Selling Shareholder has placed in custody under a custody agreement (each, a “Custody Agreement” and, together with all similar agreements executed by other Selling Shareholders, the “Custody Agreement”) with Wells Fargo Bank, N.A. , as custodian (the “Custodian”), for delivery under this Agreement, certificates in negotiable form, reasonably acceptable to Thomas Weisel, representing (x) the Securities to be sold by such Selling Shareholder hereunder or (y) shares of one or more series of convertible preferred stock of the Company, which are convertible into Securities to be sold by such Selling Shareholder hereunder together with irrevocable instructions to deliver to the Underwriters pursuant to this Underwriting Agreement the Securities to be issued upon conversion of the convertible preferred stock of such Selling Shareholder which are to be sold by such Selling Shareholder.
     (v) Each Selling Shareholder has duly and irrevocably executed and delivered a power of attorney (each, a “Power of Attorney” and, together with all similar agreements executed by other Selling Shareholders the “Power of Attorney”) appointing Diana Propper de Callejon, Neal Verfuerth and Daniel Waibel as attorneys-in-fact (each, an “Attorney-in-Fact”), with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Selling Shareholder.
     (vi) The Power of Attorney and related Custody Agreement with respect to each Selling Shareholder has been duly authorized, executed and delivered by such Selling Shareholder and constitute valid and legally binding obligations of such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     (vii) Each Selling Shareholder has duly executed and delivered to the Representative a lock-up agreement (each, a “Lock-Up Agreement”) substantially in form and substance previously agreed between the Representative and such Selling Shareholder; each such Lock-Up Agreement has been duly authorized by such Selling Shareholder.
     (viii) No Selling Shareholder has taken and no Selling Shareholder will take, directly or indirectly, any action that is designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of the Securities.
     (ix) Each Selling Shareholder has, and on each Closing Date hereinafter mentioned will have, valid and unencumbered title to the Offered Securities referred to in Section 1(b)(iv)(x) above to be delivered by such Selling Shareholder. Each Selling Shareholder has valid and encumbered title to the convertible preferred stock referred to in Section 1(b)(iv)(y) above to be delivered by such Selling Shareholder; and each Selling Shareholder will have, on each Closing Date hereinafter mentioned, valid and encumbered title to the Securities to be issued upon conversion of the convertible preferred stock of such Selling Shareholder which are to be sold by such Selling Shareholder.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder agree, severally and not jointly, to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and each Selling Shareholder, at a purchase price of $  per share, the respective number of Firm Securities set forth below the caption “Company” or “Selling Shareholder”, as the case may be, and opposite the name of such Underwriter in Schedule B hereto.
     The Company and the Custodian will deliver the Firm Securities to Thomas Weisel for the accounts of the several Underwriters, or as instructed by Thomas Weisel, in a form reasonably acceptable to the Underwriters, at the office of Latham & Watkins LLP at 885 Third Avenue, New York, New York 10022 against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to Thomas Weisel, designated by the Company, with respect to Firm Securities sold by the Company, and designated by the Selling Shareholders, with respect to Firm Securities sold by the Selling Shareholders at the office of Latham & Watkins LLP 885 Third Avenue, New York, New York 10022, at            a.m., New York time, on      , 2007 or at such other time not later than seven full business days thereafter as Thomas Weisel and the Company determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The certificates for the Firm Securities so to be delivered or evidence of their issuance will be made available for checking and packaging at the above office of Latham & Watkins LLP at least 24 hours prior to the First Closing Date.
     In addition, upon written notice from Thomas Weisel given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name bears to the total number of shares of Firm Securities (subject to adjustment by Thomas Weisel to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by Thomas Weisel to the Company.
     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by Thomas Weisel but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by Thomas Weisel for the accounts of the several Underwriters in a form reasonably acceptable to Thomas Weisel against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to Thomas Weisel designated by the Company, at the above office of 885 Third Avenue, New York, New York 10022. The

Optional Securities being purchased on each Optional Closing Date or evidence of their issuance will be made available for checking at the above office of Latham & Watkins LLP at a reasonable time in advance of such Optional Closing Date.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.
     5. Certain Agreements of the Company and the Selling Shareholders. (i) The Company agrees with the several Underwriters that:
     (a) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by Thomas Weisel, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by Thomas Weisel, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise Thomas Weisel promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to Thomas Weisel of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by Thomas Weisel.
     (b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise Thomas Weisel of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without Thomas Weisel’s consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise Thomas Weisel promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify Thomas Weisel of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of Thomas Weisel, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither Thomas Weisel’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time on which the Company is required to file its Form 10-Q for such fiscal quarter except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the day after the end of such fourth fiscal quarter on which the Company is required to file its Form 10-K.
     (e) Furnishing of Prospectuses. The Company will furnish to Thomas Weisel copies of each Registration Statement (one of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as Thomas Weisel requests. The Final Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.
     (f) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as Thomas Weisel reasonably requests and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.
     (g) Reporting Requirements. During the period of 5 years hereafter, the Company will furnish to Thomas Weisel and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Thomas Weisel (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as Thomas Weisel may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.
     (h) Payment of Expenses. The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Shareholders under this

Agreement, including but not limited to, any filing fees and other expenses (including reasonable fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as Thomas Weisel designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the FINRA of the Offered Securities (including filing fees and the fees and expenses of counsel for the Underwriters relating to such review), for any transfer taxes on the sale by the Selling Shareholders of the Offered Securities to the Underwriters, for any expenses incurred by the Custodian in connection with the sale of Offered Securities by the Selling Shareholders, reasonable fees and expenses of one counsel for the Selling Shareholders in connection with the sale of the Offered Securities by the Selling Shareholders fees and expenses incident to listing the Offered Securities on the NASDAQ Global Market and other national and foreign exchanges, fees and expenses in connection with the registration of the Offered Securities under the Exchange Act and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Notwithstanding the foregoing, the Company on the one hand and the Underwriters on the other hand shall each pay their respective costs and expenses relating to investor presentations or any “roadshow” in connection with the offering or sale of the Offered Securities; provided, that the Company on the one hand and the Underwriters on the other hand shall each pay one-half the cost of any aircraft chartered in connection with attending or hosting such meetings and the Company will pay all costs and expenses of any chartered flight on which the Underwriters do not accompany the Company; provided, further, that, the Underwriters will pay all reasonable costs and expenses for any group function attended by both the Company and the Underwriters; provided, further, that except as expressly set forth herein, the Underwriters will pay the fees and expenses of their counsel.
     (i) Use of Proceeds. The Company will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (j) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.
     (k) Restriction on Sale of Securities. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Securities, or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of Thomas Weisel, except for issuances of Lock-Up Securities pursuant to the conversion of convertible securities, options or warrants outstanding on the date hereof and except grants of employee stock options outstanding as of the date hereof pursuant to the terms of a plan in effect on the date hereof and the filing of a registration statement on Form S-8 related to such employee stock options and issuances of Lock-Up Securities pursuant to the exercise of such options, in each case, as described in the General Disclosure Package. The initial Lock-Up Period will commence on the date hereof and continue for 180 days after the date hereof or such earlier date that Thomas Weisel consents to in writing; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the materials news or material event, as applicable, unless Thomas Weisel waives, in writing, such extension. The Company will provide Thomas Weisel with notice of any announcement described in clause (2) of the preceding sentence that gives rise to an extension of the Lock-Up Period.
     (l) Transfer Restrictions. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the FINRA or the FINRA rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.
     (m) Payment of Expenses Related to Directed Share Program. The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program in an amount up to $20,000 and will pay any stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. Furthermore, the Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.
     (ii) Each Selling Shareholder has duly executed and delivered to the Representative a Lock-Up Agreement in substantially the form previously agreed.
     6. Free Writing Prospectuses. The Company and each of the Selling Shareholders represents and agrees that, unless it obtains the prior consent of Thomas Weisel, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and Thomas Weisel, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and Thomas Weisel is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional

Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by each of the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letter. The Underwriters shall have received customary comfort letters, dated, respectively, the date hereof and each Closing Date, of Grant Thornton LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form previously agreed as of the date hereof (except that, in any letter dated a Closing Date, the specified date for procedures performed in connection with such letter shall be a date no more than three days prior to such Closing Date).
     (b) Officers’ Certificate. The Underwriters shall have received a certificate, dated as of the date hereof, signed by Neal R. Verfuerth, in his capacity as President and Chief Executive Officer of the Company, and by Daniel J. Waibel, in his capacity as Chief Financial Officer and Treasurer of the Company, certifying that the information set forth in the Company’s 2003 and 2004 audited consolidated financial statements included in the Registration Statement, Preliminary Prospectus and Prospectus fairly presents the Company’s consolidated financial condition and results of operations for the periods presented.
     (c) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by Thomas Weisel (which consent shall not be unreasonably withheld or delayed). The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(i) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any Selling Shareholder, the Company or Thomas Weisel, shall be contemplated by the Commission.
     (d) Conversion of Notes. Simultaneously with the consummation of the closing of the offering of the Securities on the First Closing Date, all of the Company’s outstanding 6% Convertible Notes shall have been validly converted into shares of common stock, on substantially the terms described in the General Disclosure Package and the Final Prospectus.
     (e) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole which, in the reasonable judgment of Thomas Weisel, is material and adverse and makes it impractical or inadvisable to market or enforce contracts for the sale of the Offered Securities; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the reasonable judgment of Thomas Weisel, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or NASDAQ Global Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal or New York authorities; (vi) any major disruption of settlements of securities, payment, or clearance services in the United States or any other country where such securities are listed or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of Thomas Weisel, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market or to enforce contracts for the sale of the Offered Securities.
     (f) Opinion of Counsel for Company. The Underwriters shall have received an opinion, dated such Closing Date, of Foley & Lardner LLP, counsel for the Company, in form and substance set forth on Exhibit A hereto.
     (g) Opinion of Counsel for the Selling Shareholders. The Underwriters shall have received an opinion, dated such Closing Date, of White & Case LLP, counsel for the Selling Shareholders, in form and substance set forth on Exhibit B hereto.
     (h) Opinion of Counsel for Underwriters. The Underwriters shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to such matters as Thomas Weisel may require, and the Selling Shareholders and Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (i) Opinion of General Counsel. The Underwriters shall have received an opinion, dated such Closing Date, of Eric von Estorff, Vice President, General Counsel and Secretary of the Company, in form and substance set forth on Exhibit C hereto.
     (j) Officer’s Certificate. The Underwriters shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that, to the best of their knowledge after reasonable inquiry: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) of Regulation S-T of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate.
     (k) Lock-up Agreements. On or prior to the date hereof, Thomas Weisel shall have received lockup letters from each of the executive officers, directors, certain employees and certain securityholders of the Company as listed on Schedule D attached hereto.
     (l) Selling Shareholder Certificate. The Underwriters shall have received a certificate, dated such Closing Date, from each Selling Shareholder (or one or more of the Attorneys-in-Fact on behalf of such Selling Shareholder), which shall state that to the best knowledge of such Selling Shareholder after due inquiry, (i) the representations and warranties of such Selling Shareholder in this agreement are true and correct and (ii) that such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.
     (m) Form 1099. The Custodian shall have delivered to Thomas Weisel a letter stating that they will deliver to each Selling Shareholder a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu therefore) on or before January 31 of the year following the date of this Agreement.
     (n) Tax Form. Each Selling Shareholder shall have delivered to Thomas Weisel a properly completed and executed United States Treasury Department Form W-8 or Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof) to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the offer and sale of the Offered Securities.
The Selling Shareholders and the Company will furnish Thomas Weisel with such conformed copies of such opinions, certificates, letters and documents as Thomas Weisel reasonably requests. Thomas Weisel may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
     8. Indemnification and Contribution. (a) Indemnification of Underwriters. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Thomas Weisel specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.
     The Company agrees to indemnify and hold harmless the Designated Underwriter, its affiliates and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim)

(i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the willful misconduct or gross negligence of the Designated Entities.
     (b) (i) Each Covered Selling Shareholder will, severally and not jointly, indemnify and hold harmless each Underwriter, its partners, members, directors officers and its affiliates and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, that the liability of each Covered Selling Shareholder pursuant to this paragraph shall not exceed the total net proceeds from the offering of the Securities received by such Covered Selling Shareholder (before deducting expenses), which limitation shall not apply in the event of a commission of fraud hereunder on the part of such Covered Selling Shareholder; provided, further, that each Covered Selling Shareholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through Thomas Weisel specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.
     (ii) Each Other Selling Shareholder will, severally and not jointly, indemnify and hold harmless each Underwriter, its partners, members, directors officers and its affiliates and each person who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, that the liability of each Other Selling Shareholder pursuant to this paragraph shall not exceed the total net proceeds from the offering of the Securities received by such Other Selling Shareholder (before deducting expenses), which limitation shall not apply in the event of a commission of fraud hereunder on the part of such Other Selling Shareholder; provided, further, that such Other Selling Shareholder will only be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by such Other Selling Shareholder specifically for use therein, it being understood and agreed that the only such information furnished by such Other Selling Shareholder consists of such Other Selling Shareholder’s name, address and information regarding beneficial ownership of such Other Selling Shareholder in securities of the Company.
     (c) Indemnification of Company. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act each Selling Shareholder, its officers and directors, if any, and each person, if any, who controls such Selling Shareholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Thomas Weisel specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: (i) the last paragraph of the front cover regarding the delivery of Shares, (ii) the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting,” and (iii) the name of each Underwriter and the number of Offered Securities each Underwriter has agreed to purchase, as set forth in the first paragraph under the caption “Underwriting”.
     (d) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Underwriter for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control the Designated Underwriter within the meaning of either Section 15 of the Act of Section 20 of the Exchange Act. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (e) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e): (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount of total net proceeds of the offering of Securities received by such Selling Shareholder (before deducting expenses) exceeds the amount of any damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, Thomas Weisel may make arrangements satisfactory to the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to Thomas Weisel, the Company and the Selling Shareholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders, except as provided in Section 11 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, any Selling Shareholder, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees and disbursements of outside counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company, the Selling Shareholders and the Underwriters pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Thomas Weisel at One Montgomery Street, San Francisco, CA 94104 Attention: Jack Helfand or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1204 Pilgrim Road, Plymouth, Wisconsin 53703, Attention: Eric von Estorff or, if sent to the Selling Shareholders or any of them, will be mailed, delivered or telegraphed and confirmed to White & Case LLP at 1155 Avenue of the Americas, New York, New York, 10036, Attention: Colin Diamond; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

     13. Representation of Underwriters. Thomas Weisel will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by Thomas Weisel will be binding upon all the Underwriters.
     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     14. Absence of Fiduciary Relationship. The Company and the Selling Shareholders acknowledge and agree that:
     (a) No Other Relationship. Each of the Underwriters been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and any Underwriter on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether any Underwriter has advised or is advising the Company or the Selling Shareholders on other matters;
     (b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Shareholders following discussions and arms-length negotiations with the Underwriters, and the Company and the Selling Shareholders are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Company and the Selling Shareholders have been advised that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that no Underwriter has any obligation to disclose such interests and transactions to the Company and the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that no Underwriter shall have any liability (whether direct or indirect) to the Company and the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.
     15. Representation. Thomas Weisel will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by Thomas Weisel will be binding upon all the Underwriters.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the several Underwriters in accordance with its terms.
Very truly yours,

Orion Energy Systems, Inc.

By

Title:

Neal R. Verfuerth

By

Title:	Attorney in Fact acting on behalf
of the Selling Shareholders

Daniel J. Waibel

By

Title:	Attorney in Fact acting on behalf
of the Selling Shareholders

Diana Propper de Callejon

By

Title:	Attorney in Fact acting on behalf
of the Selling Shareholders

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Thomas Weisel Partners LLC

By
Name:
Title:

Canaccord Adams Inc.

By
Name:
Title:

Pacific Growth Equities, llc

By
Name:
Title:

Exhibit A
Form of Opinion of Foley & Lardner LLP
     (i) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Wisconsin, which, in the case of a corporation existing under the laws of the State of Wisconsin, means that the Company has filed its most recent required annual report with the Wisconsin Department of Financial Institutions and has not filed articles of dissolution. The Company has power and corporate authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so duly qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect;
     (ii) Subsidiaries. Each subsidiary of the Company has been duly incorporated and is existing and in good standing under the laws of the jurisdiction of its incorporation, which, in the case of a corporation existing under the laws of the State of Wisconsin, means such corporation has filed its most recent required annual report with the Wisconsin Department of Financial Institutions has not filed articles of dissolution, with corporate, limited liability company, limited partnership or other similar power and authority to own its properties and conduct its business as described in the General Disclosure Package, except where the failure to be duly qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so duly qualified would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the General Disclosure Package, all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from perfected liens;
     (iii) Offered Securities; Capitalization. The outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable; the Offered Securities conform in all material respects to the information in the General Disclosure Package under the caption “Capitalization” and to the description of such Offered Securities contained in the Final Prospectus, have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; the shareholders of the Company have no preemptive rights with respect to the Securities under the Wisconsin Business Corporation Law, the Company’s Amended and Restated Certificate of Incorporation or Bylaws or any agreement or instrument known to us;
     (iv) Registration Rights. To the knowledge of such counsel, except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act or to otherwise register the securities of such person under the Act;

     (v) Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court under the federal laws of the United States of America, the Wisconsin Business Corporation Law or the laws of the State of New York is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the offering, issuance and sale of the Offered Securities by the Company, except such as have been obtained or made and such as may be required under state securities laws;
     (vi) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of the Underwriting Agreement and the issuance and sale of the Offered Securities will not (a) result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws of the Company or of its subsidiaries, (ii) any statute, rule, regulation or order under Wisconsin Business Corporation Law, the federal laws of the United States of America or the laws of the State of New York, or (iii) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject that would be required to be filed as an exhibit to the Registration Statement pursuant to Item 601 of Regulation S-K or (b) breach the terms of any judgment, order or decree of any governmental body, agency or court of the United States of America or the States of Wisconsin and New York;
     (vii) Compliance with Registration Requirements; Effectiveness. The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Final Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion (or, if stated in such opinion, pursuant to Rule 462(c)) on the date specified therein, and, to the knowledge of such counsel, no stop order suspending the effectiveness of a Registration Statement or any part thereof has been issued and based on oral inquiry of the Commission no proceedings for that purpose have been instituted or are pending or contemplated under the Act; the statements in the Registration Statements, General Disclosure Package and Final Prospectus under the captions “Shares Eligible for Future Sale,” “Material United States Federal Income Tax Considerations for Non-United States Holders of Our Common Stock,” “Underwriting,” and “Description of Capital Stock” insofar as they summarize or describe certain provisions of the documents or U.S. federal, New York or Wisconsin laws referred to therein are accurate in all material respects;
     (viii) Authorization of Agreement. The Underwriting Agreement has been duly authorized, executed and delivered by the Company; and
     (ix) In addition, such counsel shall state that each Registration Statement and the Final Prospectus, and each amendment or supplement thereto (other than the financial statements and related financial schedules and other financial, accounting and/or statistical data included therein, as to which such counsel need express no opinion or statement), as of their respective effective times or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; no facts have come to such counsel’s attention that leads it to believe that a Registration Statement or any amendment thereto (other than the financial statements and related financial schedules and other financial, accounting and/or statistical data included therein, as to which such counsel need express no opinion or statement), as of its effective time or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus or any amendment or supplement thereto (other than the financial statements and related financial schedules and other financial, accounting and/or statistical data included therein, as to which such counsel need express no opinion or

2

statement), as of its issue date or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; no facts have come to such counsel’s attention that leads it to believe that the General Disclosure Package (other than the financial statements and related financial schedules and other financial, accounting and/or statistical data included therein, as to which such counsel need express no opinion or statement), as of the Applicable Time or as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3

Exhibit B
Form of Opinion of White & Case LLP
     1. Upon (i) indication by The Depositary Trust Company (“DTC”) in its records by book entry that the Shares from the Selling Shareholders to be purchased by each of the Underwriters pursuant to the Underwriting Agreement have been credited solely to securities accounts (as such term is defined in Section 8-501(a) of the Uniform Commercial Code as enacted by the State of New York (the “UCC”)) maintained by DTC in the names of the respective Underwriters, and (ii) payment by such Underwriters of the purchase prices for such Shares as provided in the Underwriting Agreement, each Underwriter will have acquired security entitlements (as such term is defined in Section 8-102(a)(17) of the UCC) to the Shares credited to the securities account maintained DTC in the name of such Underwriter and any action based on an adverse claim (as such term is defined in Section 8-102(a)(1) of the UCC), whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may not be asserted against such Underwriter in respect of such security entitlements. For purposes of this opinion, we have assumed that (i) DTC is a clearing corporation (as such term is defined in Section 8-102(a)(5) of the UCC) and a securities intermediary (as such term is defined in Section 8-102(a)(14) of the UCC) and is acting in its capacity as securities intermediary in respect of the Underwriters, (ii) no rule (within the meaning of Section 8-111 of the UCC) adopted by DTC governing rights and obligations among DTC and its participants conflicts in any way with any provisions of Article 8 of the UCC which govern any of the foregoing, (iii) the Shares from the Selling Shareholders are not registered in the name of, payable to the order of, or specially indorsed to any of the Underwriters or to the Representative of the Underwriters, unless such Shares have been indorsed to DTC or in blank, and (iv) none of the Underwriters or the Representative of the Underwriters will have notice of any adverse claim (within the meanings of Sections 8-510, 8-105 and, with respect to the definition of “adverse claim”, 8-102(a)(1) of the UCC) to such Shares or security entitlements.
     2. No consent, approval, authorization or order of, or filing with, any federal or New York state governmental agency or body or court is required to be obtained or made by any Selling Shareholder for the consummation of the transactions contemplated by the Custody Agreement or the Power of Attorney to which such Selling Shareholder is a party or the Underwriting Agreement in connection with the sale of the Shares sold by such Selling Shareholder, except such as have been obtained and made under the Securities Act of 1933, as amended (the “Act”) and such as may be required under state securities laws.
     3. The execution, delivery and performance of each Power of Attorney, each Custody Agreement and the Underwriting Agreement and the consummation of the transactions therein contemplated, in each case, by each Selling Shareholder party thereto, will not result in the violation of: (i) the provisions of the certificate of limited partnership or limited partnership agreement with respect to each LP Selling Shareholder, (ii) any federal or New York state law, statute, rule or regulation (except that we express no opinion in this paragraph with respect to Federal or state securities or blue sky laws), or (iii) any order, writ, injunction or decree set forth opposite the name of such Selling Shareholder on Schedule I, II or III hereto, as applicable.
     4. Each Power of Attorney and each Custody Agreement have been duly authorized by all necessary corporate or organizational action of each LP Selling Shareholder party thereto.
     5. Each Power of Attorney and each Custody Agreement have been duly executed and delivered by or on behalf of each Selling Shareholder party thereto and constitute valid and binding agreements of each such Selling Shareholder in accordance with their terms, subject to the effects of bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and concepts of good faith and fair dealing.
     6. The Underwriting Agreement has been duly authorized by all necessary corporate or organizational action of each LP Selling Shareholder. The Underwriting Agreement has been duly executed and delivered by or on behalf of each Selling Shareholder.

6

Exhibit C
Form of Opinion of General Counsel
     (i) Title to Property. Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, charges, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any leased real or property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them; and
     (ii) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws and, to the best of such counsel’s knowledge, no default (or event which, with the giving of notice or lapse of time would be a default) has occurred in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in a Registration Statement or the General Disclosure Package or filed or incorporated by reference as an exhibit to a Registration Statement;

SCHEDULE A1
Covered Selling Shareholders

Number of
Covered Selling Shareholder	Firm Securities

Neal R. Verfuerth and Patricia A. Verfuerth	303,255
Michael J. Potts	80,698
John H. Scribante TMS Trust	27,000
Patrick J. Trotter	51,479
Eric von Estorff	10,000

Total	472,432
SCHEDULE A2
Other Selling Shareholders

Number of
Other Selling Shareholder	Firm Securities

Clean Technology Fund II, LP	1,009,091
Richard J. Olsen	101,141
Edmund R. Knauf, Jr. Living Trust	44,000
Mel H. Blanke	30,721
Capvest Venture Fund, LP	54,545
Technology Transformation Venture Fund, LP	54,545
Stephen Heins	17,343
Northland Capital Financial Services, LLC	16,000
William E. and Patricia A. Frost	13,520
Joshua Kurtz	4,400
Zachary T. Kurtz	4,000
Gary Mazzie	9,600
Leah Kurtz	4,150
Henry and Karen Schneider	8,000
Donald C. Heimermam	7,601
Liesl M. Testwuide 1992 Trust c/o Shawn G. Rice Esq.	7,435
Mark and Toni McBride	3,700
James C. and Cynthia T. Naleid	6,400
Denis Peters	2,000
Gary Schomburg	6,000
Robinson J. Kirby	5,797
George W. Lockwood Survivors Trust	5,600
Darrell Otto and Shana Jean Hill Joint Tenants, WROS	2,000
Charles L. Gardner	5,500
John F. Schwalbach	4,182
Charles Van Horn	4,281
Blakney Corporation	4,200
Judith M. Gannon	4,000
Robert E. Roenitz	4,000

Number of
Other Selling Shareholder	Firm Securities

Willard M. Hunter Trustee for the Willard M. Hunter 2002 Revocable Trust	3,305
John R. and Margot R. Dunn	2,000
Mike and Kathy Sieren Revocable Living Trust	3,200
Gary R. and Judy Kuphall	3,200
Richard K. Huber	3,200
Gary Kleinjan	3,200
Kevin J. and Catherine M. Markey	2,400
Gerald A. Hill	1,000
Alvin and Renee Verfeurth	1,500
Marshall & Ilsley Trust Company N.A. Agent, Brian G. Henke Trust Custody Account Non-Managed	2,200
David V. Crowley, Jr.	2,000
Leif G. and Patricia L. Gigstad	2,184
Stephen G. and Jared S. Arn	2,133
Thomas G. Rettler	2,000
Carl and Irene Dittrich	1,758
Mark W. and Deborah A. Hansen	1,600
Alfred C. Kleppek	1,000
Armin F. and Jerry A. Kuehl Revocable Trust of 1999	1,455
James T. and Virginia E. Petrie	1,166
Jeff Sohn	1,200
Thomas H. Barber	1,000
Thomas James Heck	1,111
Yvonne A. Lockwood, as Trustee U/A dated June 20, 2006	1,000
Robert E. and Ronna M. Cline Living Trust of 1996	1,066
Thomas C. Cornell	1,000
Caitlin Hosmer Kirby/First Trust Co.	1,000
Dale and Mary Stoltzman	1,000
Steven R. Rucinski	1,000
Troy and Bert Parkos	1,000
Brant W. Schuelke	1,000
W. Mark and Marilyn L. Lazarz	1,000
First Trust Company of Onaga, Custodian fbo Barbara L. Truscheck Acc’t No. 4602136568	1,000
Marshall & Iksky Trust Co., N.A. Agent fbo Mary Kay Toppins Revocable Living Trust	1,000
John E. Russell	1,000
First Trust Company of Onaga, N.A. Ronald E. Zillman #4101014900	1,000
Donald H. and Christine M.R. Keck	1,000
John Skvarce	1,000
Ronald J. Linzmeier and Cheryl Metzler	1,000
Chadwick M. Cornell	1,000
Jerald P. Donohue	1,000
John C. Gjerde	1,000
Thomas E. Greif	1,000
James R. and Kim J. Tornstrom	1,000
Wendy S. Warner	1,000
Paul and Cherilyn Eischen	1,000

Number of
Other Selling Shareholder	Firm Securities

James and Jacqueline Froehlich	1,000
Thomas J. Hurrle	1,000
Henry M. Waldren III and Catherine A. Waldren	1,000
Timothy J. Grasse	1,000
Thomas Froehlich	1,000
Tiffin L. Wyckoff	1,000
Roger R. Kelling	1,000
Daniel J. Francis and Jean. M. Francis Joint Revocable Living Trust	1,000
Thomas T. and Julie A. Bakken	1,000
Thomas H. Bergmann	1,000
Thomas E. and Laura J. Casper	1,000
James J. Goetz	1,000
Corey and Tammy King	1,000
Barbara N. Knauf	1,000

Total	1,524,630

Total number of Firm Securities to be sold by Selling Shareholders:	1,997,062

SCHEDULE B
Underwriters

	Number of	Number of
Underwriter	Firm Securities	Optional Securities
Thomas Weisel Partners LLC
Canaccord Adams Inc.
Pacific Growth Equities, LLC

Total

SCHEDULE C
1.	General Use Free Writing Prospectuses (included in the General Disclosure Package)

2.	Other Information Included in the General Disclosure Package

SCHEDULE D
Lock Up Agreements
Neal R. Verfuerth
Eckhart G. Grohmann
Daniel J. Waibel
Richard J. Olsen
Michael J. Potts
Patricia A. Verfuerth
Patrick J. Trotter
John H. Scribante
Edmund R. Knauf, Jr.
James R. Kackley
Mel H. Blanke
George A. Mosher
Frederick & Company, Inc.
Eric von Estorff
Prange Severance Agreement
Steve Heins
Daniel J. Czaja, Jr.
Ronald Ernst
Joshua Kurtz
Zachary Kurtz
Northland Capital Group, Inc.
Paul Fleckenstein
William E. Frost
Gary M. and Cherie D. Porath
Roger Gettys Hill
William J. Nasgovitz
Joe Bluma
Wendell Strutz
Gary M. Mazzie
Emily Hill
Mark McBride
Leah Kurtz
A.W. Bryant
David King Aymond

Henry and Karen Schneider
Chris Lauten
Tim Wasmer
Donald C. Heimerman
Erik Bikerts
Liesl M. Testwulde 1992 Trust
Kenneth and Victoria Zimmerman
Richard E. Kummerow Trust
Ken Wetenkamp
Gerald R. Van De Kreeke
Kevin M. Anderson
Anthony J. Bartol
ESOR & Co.
James C. and Cynthia T. Naleid
Michael G. Laskis
Denis Peters
Gary Schomburg
Lenord H. and Judith A. Rubens
Madison Gas & Electric Company
Steve and Jeannette Schneider
Virginia F. Schneider
Robinson Kirby
David A. Veldboom
Cedar Creek Ventures (Rick Kranitz)
Darrell and Shana Hill
George Lockwood Survivors Trust
Charles L. Gardner
Kurt A. Jaeckel
John F. Schwalbach
Elizabeth Ann Bryant Living Trust
Electrical Wiring Services, LLC (Greg Buss)
James J. Werwie
David D. Wagner
Gary Jentges

Arnold W. and J. Ann Heiting
Mike Ontrop
Dennis Altmeyer
David A. Janssen
Thomas A. Quadracci
William P. McDevitt
Scott Jensen
Greg and Joelle Barrett
Paul W. Schnetzky
Robert J. Korslin
Arlene Jentges
Chuck Van Horn
Blakney Corporation
Joseph P. Lennartz
Bruce Wadman
James W. Pankow, Jr.
Judith M. Gannon
Robert E. Roenitz
Leonard Quadracci
Steven W. and Diane M. Banas
Charles Yanke
Willard M. Hunter 2002 Revocable Trust
Louis Mitcheltree
Michael T. Voechting
David P. Crews Living Revocable Trst
Elizabeth and Robert Sweet
Gary Kleinjan
Gary R. and Judy Kuphall
George J. Gaspar
John and Julie Leschke
John R. and Margot Dunn
Joseph M. Siekierski
Kevin and Catherine M. Markey
Mike and Kathy Sieren

Richard Huber
Robert O. Buss
Sara and Glenn Krebsbach-Reinl
Stephen Hamann
Whitt and Kathy Case
Robert H. Salmon
Timothy J. Aiken
Gerald A. Hill
Tom and Jennifer Smithyman
Margaret Kirton
Tryg Jacobson
Marcus Cohen
Raymond and Mary J. Heiting
Susan C. Marland
Kyle W. Frost
Tietz Living Trust U/A June 19, 1999
Mia McMillan
James Deprey
Ryan Holl
Alvin and Renee R. Verfuerth
Jane Giese
Ron and Rhoda Dales Lvg Trst Of 00
Schreiber Living Trust of 1995
Ted Truex
Weiss Living Trust
Steven R. and Connie J. Heiting
Peter Martens
Brian Henke
David V. Crowley, Jr.
Antonio and Josephine Del Gludice
Patricia L. and Leif G. Gigstad
James J. Malewicki
Jenny Whiteman
Roger B. and Linda C. Reed

Terrence L. Mealy
David Jacobs
Stephen G. and Jared S. Arn
Guy D. Peterson
Larry R. and Lois R. Schneider
Tim Eylander
Bernard B. Peschke
Cecil B. Sanders
Daniel V. and Janet Schoenecker
Ed Anderson
Erick U. Schnetzky
Gunnar Josefsson
Joel Sandersen
Jun Wang
R&E Investments LLC
Randall D. Hartman
Timothy and Sherry Joseph
Tom Rettler
Troy Johnson
Thomas B. Hunter IV Revocable Trust
David Quadracci
Michael J. Eichhorn
Kevin and Janine May
Timothy L. and Betty G. Meeusen
Wayne H. Rusch
Irene and Carl Dittrich
Daniel J. Shafer
John and Gail Cameron
Alaark Tooling & Automation, Inc.
Gary and Judith McCoy
James Riederer
Jay Smith
Mark and Deborah Hansen
Michael S. and Nancy Erwin

Patrick Kelly
Peter L. Wood
Sharon Power
Ted and Kleo I. Harris
Thomas Cornell
Kristin M. Janssen
Judith A. and Walter R. Koehnlein
Bradley C. Hosmer
Michael Czisny
Stephen Rasmussen
(Wayne V. and) Dorothy M. Jurgens
Bruce F. and Susan J. Simon
Alfred and Vivian Kleppek
Armin and Jerry Ann Kuehl
Kimberly Ann Priesgen
James and Ann K. Phillip
Lee M. Phillip
James T. and Virginia E. Petrie
Lisa Shank
Jerome J. and Sherry D. Janiszewski
Tiffin Wyckoff
Brian and Diane Moenning
Lon P. Frederick
Raymond T. Riddle
Thomas J. and Renee S. Boldt
Barbara Tauschek
Arneson & Associates, Inc.
Carl Hugh Rickmeier, III
Daniel and Barbara Helmerman
Jeff Sohn
Luedke Investments
Mark J. and Bonnie Lecher
Randall/Judith Hake Lvg Trst Of 01
Uelmen Trust U/A January 17, 1992

Thomas H. Barber
Rahm Trust U/A May 1, 2004
Michael J. Wesener
Thomas Heck
Jeffrey Kuklinski IRA Acc’t
Randy Siech
DeTroye Electric Service, Inc.
Holly R. von Estorff
Robert W. Geiger
Yvonne A. Lockwood
John and Michelle Cordio
Robt and Ronna Cline Lvg Trst Of 96
Allen P. Strutz
Andy Bonness
Brandon King
Arthur F. Young
Brian and Denise Smith
Erica H. and William J. Strauss-Kirkpatrick
Joel S. Garson
Klaus Pilz
Liebl Living Trust Of 2000
Peter W. and Janet Voss
Robert Son
Margo Hall Trotter
Spaeth Family Trust
Winfried P. Rober
Randy H. Meyer
John R. Daniels
Robert W. Chernow
William M. and Marilyn D. Ottum
Caitlin Hosmer Kirby
Basil C. and Kari Z. Hosmer
Jeffrey Ehrlich
Anthony and Wendy J. Mertens

Tracy Zwicker
Benefit Concept, Inc. Plans
John and Zoe Rohde
David Cary
Michael and Mary Mueller
Andy Haros
Brant Schuelke
Dale and Mary Stoltzman
Diane A. Czisny
Gary and Carol J. Polipnick
James and Christine Wieser
John and Gail Wheeler
John J. Ouellette
Les Goldsmith & Associates, Inc.
Melvin Joint and Survivor Trust
Sally J. Ouellette
Scott Froehlich
Steven Rucinski
Troy and Bert Parkos
William and Tracy Reichenbacher
William M. and Andrea H. Koehnlien
Becky Schroeder
Michael Martin
Gerald Krebsbach
Mark J. Wehner
Tracy K. Theisen
Michael and Joanne Schulz
W. Mark and Marilyn L. Lazarz
John and Shirley Boudry
Mary Kay Toppins
Roy G. Elkins
Gloria M. Frederick
John E. Russell
Michael and Lynn Russell

Donald H. and Christine M. R. Keck
Brenda Cole
Connie Fogeltanz
Donald and Mary Kullmann Lvg Trst
Edward G. and Mary M. Clabots
Elroy and Marilyn Hoffman
Fred H. and Cheryl B. Ullerich
Gary and Kathy Hunt
John H. Pleuss
John R. Hansen
Phyllis A. Pleuss
Raymond and Linda Wagner
Rebecca Grassl
Richard J. Steffan
Ronald E. Zillmann
Sanders Revocable Living Trust
Scott Oechsner
Todd Anderson
William Zimar and Susan Neitzel
John Skvarce
Ronald J. Linzmeier and Cheryl Metzler
Chadwick M. Cornell
Keith and Judy Sierocuk
Richard K. Koehnlien
Luke T. Krepsky
Peter J. Schelble
Samuel W. Schelble
Jerald Donohue
John Gjerde
Keith and Tamara Kuchenbecker
Terri Lynn Beucher-Hollister
Abraham John Badger
Anna Joy Badger
Audrey Joy Kackley

Benjamin Joseph Badger
Erich Martens
Gabrielle Faith Badger
Glen E. and Kathy C. McClune
James Polifka
Jason Wilke
Kenneth and Daria Price
King J. and Mary M. Riffel
Miriam Hope Badger
Oralia Cantu Gamez
Patricia Stavros
Rebekah Elizabeth Badger
Sarah Grace Badger
Scott Moulton
Steven Michael Badger
The Beverly J. Beucher 2004 Trust
Todd Felsinger
Christopher and Juliet Hansen
Allan and Barbara Krueger Trust
Deena Rowe-Krumdick
Charles and Mary Schamberger
Kendrick A. Ebbott
Frank A. Carini
Rodney Dent
Michael A. Schelble
Patricia A. Schelble
James Schafer
Paul and Cherilyn Eischen
Abigail Liebl Trust Of 2001
Adriano Kuehnel
Alexander Liebl Trust Of 2001
Alfredo Gamez
Cathy and Ron Wick
Claude Hochrein

Cory Sorenson
Daniel Zolp
Edwin H. Schelble
Gary Johnson
James and Patricia Hansen
James R. and Kim J. Tornstrom
Jesus Gamez
Joseph P. White
Justin Wirtz
Kent T. Botsford
Kim Thompson
Nicole McCallum
Richard A. Zimmerman
Roger Kelling
Russell/Catherine Shambeau Trust
Shannon P. and Brenda A. Riley
Steve Belongie
Susan Gadzinski
Thomas E. Greif
Thomas H. and Marion Luckey
Wendy S. Warner
Wendy Schobert
Mersberger Revocable Trust
Sharon L. Eichhorn
Mitchell D. and Julie M. Carr
Stuart B. Schenk
Jamie Gamez
Kenneth and Sharon Thimmig
James D. Froehlich and Jacqueline M. Froehlich (marital property)
Bruce and Brenda Lisiecki
Elliot Lisiecki
Thomas J. Hurrle
Neil E. Lorge
Gregory Drust

Ronald and Angela Vigder
Bill Buitendorp
Dorothy DeMaster
Eunice M. Heistand
Mary T. Stonesifer
Ruth Zimmerman
Beverly Lange
Henry M. and Catherine A. Waldren
Jeffrey Cisler
Joleen Sieja
Martin P. and Janell R. Strupp
Patricia Olson
Pinto Hang
Por Yang
Theodore Sterletske
Toua Xiong
Travis Ebert
William Hurrie
David Stuk
Gabe and Julie Jarnot
Jerome D. and Sherri J. Baker
Paul Thomas Pfannenstein
James Rohde
John P. Rohde, Jr.
Robert J. Philipp
Jeffrey J. Zimdars
Timothy Grasse
Alan C. Pape
Ann Groth
David Verfuerth
Thomas Froehlich
Dale Marie Hansen
Jordan M. O’Neil
Leonard and Hildegard Heimerman

Melissa L. Jones
Samantha D. O’Neil
Zachary James Hansen
Neal Tauschek
Steven P. and Mary A. Ross
Allison P. Schelble
Amanada Carbiere
Amanda Barfoot
Amanda DeBauche
Anthony Hills
Arnulfo Hinojosa
Carol A. Fischer
Cassandra Ewald
Chia Yang
Clay Eastling
Cory Bettack
Dan and Jean Francis Rev Living Trst
Dan Harvey
Daniel and Sandy Wheeler
David Rebarchek
FitzReiland Holdings LLC
Gustave Schnicke
Helen Mitcheltree
Helen Richmond
Hoang Dao
Holly Razo
Jack S. Meizlish
James and Jody Lee Geenen
James Kobel
Jerome Valenta
Jodie Schneider
Jody Myers
Joel Deprey
Jose Arellano, Jr.

Joseph R. and Sheila A. Hnilicka
Judie Bruesewitz
Kathy Klein
Kelly Jacquart
Kevin Lohmeyer
Kevin Raddatz
Larry Joas
Lori Lynn Wunsch
Marion C. Prange
Matthew Cotter
Matthew Russell
Matthew Wilson
Michael Cantwell
Michael E. Lenn
Peggy Weber
Rick J. and Dale L. Theiler
Russell Bruesewitz
Sabrina Koeppe
Shirley Lensmeyer
Steven and Jill Riffel
Taylor Kapp
Thomas E. and Laura J. Casper
Thomas H. Bergmann
Thomas T. and Julie A. Bakken
Trawick Thomas
William Kramer
Zachery Preston
Lori Lynn Wunsch
Wesley N. Arnett
Andrew H. Morgan
James Goetz
Velma M. Stieber
Nancy J. Heins-Glaser
Peter and Andrea Favilla

Edward Zanto
Aaron R. Gietzel
Dennis and Sandra Egan
Frederick and Jeannie Johanning
Richard J. and Arlene D. DuMonthier
Shoreline Federal, Inc.
George and Barbara Taylor
Gene and Barbara Fiedler
Madelyn Larsen
Noah Larsen
Vaughan Larsen
Dennis and Judy Schwartz
Robert and Kristine Ellis
Shirley A. Foth
Warren R. Zimdars
Tamara Kuchenbecker
William and Debra Street
Elizabeth Rich
Ann T. Lund
Barbara N. Knauf
Corey and Tammy King
James M. Wilmsen
Jeffrey and Tonya Grossheim
Martin J. Crownover
Tom Ries
William P. and Dorian C. Bennett
Paula Ann and Jean L. Cudworth-Gerber
Reiner and Beth Kerntke
Grace E. Anderson
Wyatt C. Anderson
Nancy K. Voechting
Thomas Turcich
Ross Strupp
John D. Palarski

William E. Palarski
Katrina Olsen
Brittany H. Powers
Charles C. Russell
Elaine E. Russell
Erin E. Powers